Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS
We have issued our report dated January 27, 2006, accompanying the financial statements and schedules of Advanced Circuits, Inc. and R.J.C.S., LLC contained in the Amendment No. 3 to the Registration Statement and Prospectus of Compass Diversified Trust. We consent to the use of the aforementioned report in the Amendment No. 3 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Bauerle and Company, P.C.
Denver, Colorado
April 10, 2006